Exhibit 10.2

September 10, 2008

MBF Healthcare Acquisition Corp.
121 Alhambra Plaza, Suite 1100
Coral Gables, Florida 33134
Attention: Miguel B. Fernandez,
            Chairman and Chief Executive Officer

Ladies and Gentlemen:

Reference is made to that certain Stock Purchase Agreement, dated as of the date hereof, by and among MBF Healthcare Acquisition Corp., a Delaware corporation (the “Buyer”), Critical Homecare Solutions Holdings, Inc., a Delaware corporation (the “Company”), Kohlberg Investors V, L.P., a Delaware limited partnership, in its capacity as the Sellers’ Representative and as a stockholder of the Company, and the other stockholders of the Company set forth on the signature pages thereto (as amended and modified from time to time, the “Stock Purchase Agreement”), pursuant to which the Buyer has agreed to purchase from the stockholders all of the issued and outstanding shares of common stock, par value $.001, of the Company, on the terms and subject to the conditions set forth in the Stock Purchase Agreement, as the same has and may be amended from time to time. Capitalized terms used but not defined herein have the meanings ascribed to them in the Stock Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

This letter agreement and the Subscription Agreement attached hereto as Exhibit A (the “Investor Subscription Agreement”) amend and restate in its entirety that certain Letter Agreement by and between the Buyer and MBF Healthcare Partners, L.P., a Delaware limited partnership (the “Equity Investor”), dated February 6, 2008.

On the Closing Date, the Equity Investor shall transfer and deliver to the Buyer 2,343,750 shares of Buyer’s Stock for cancellation without any consideration, subject to the paragraph below.

After the conclusion of each of the five consecutive twelve-month periods commencing January 1, 2009 and within thirty (30) days of the Buyer’s filing of its annual report on Form 10-K thereafter with the SEC, the Buyer shall grant, issue and deliver to the Equity Investor the number of shares of Buyer’s Stock, if any, equal to the quotient of: (i) thirty-three and one third percent (33 1/3%) of the Buyer’s EBITDA (as hereinafter defined) in excess of $52,500,000 divided by (ii) the Per Share Price (as hereinafter defined); provided that the maximum dollar amount of shares of Buyer Stock to be issued hereunder (as determined by the applicable Per Share Price) shall in no event exceed $1,150,000 in the aggregate (the “Share Amount”). For purposes hereof, (i) “Per Share Price” shall mean the average closing sales price of Buyer’s Stock for the ten consecutive trading days prior to the date of delivery of the Buyer’s Stock hereunder; provided in no event shall the Per Share Price be less than the Per Share Earn-Out Price (as defined in the Stock Purchase Agreement) for the applicable fiscal year period and (ii) “EBITDA” shall mean the consolidated earnings before interest, taxes, depreciation and amortization as defined in the Buyer’s senior credit facility existing as of the Closing Date (as amended, modified and replaced from time to time), as adjusted to reflect EBITDA of any acquisitions made during the applicable period as if such acquisition had been effective on the first day of the fiscal year in which such acquisition is consummated.

The Equity Investor hereby represents and warrants that it has sufficient cash on hand or capital commitments to satisfy its obligations under this letter agreement and the Investor Subscription Agreement, and will take no action that would prevent it from satisfying such obligations. The Sellers are intended third party beneficiaries of the Buyer’s rights under this letter agreement and the Investor Subscription Agreement and shall have the right to enforce the Buyer’s rights hereunder and thereunder, including the obligation of the Equity Investor to fund the amount subscribed for under the Subscription Agreement. In that connection, the obligations of the Equity Investor to the Sellers and the Buyer shall be direct, primary and unconditional, except as expressly set forth herein. Except as specifically provided above, no Person, other than the Sellers and the Buyer, shall be entitled to rely upon this letter agreement or the Investor Subscription Agreement or bring any action under this letter agreement or the Investor Subscription Agreement. The Buyer’s creditors shall have no right to enforce this letter agreement or the Investor Subscription Agreement or to cause Buyer to enforce this letter agreement or the Investor Subscription Agreement. The parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto and the Sellers, in accordance with and subject to the terms of this letter agreement, and this letter agreement and the Investor Subscription Agreement is not intended to, and does not, confer upon any Person other than the parties hereto and the Sellers any rights or remedies hereunder.

Notwithstanding anything to the contrary herein, if the Closing does not occur, the Equity Investor shall be obligated to fund an amount sufficient for the Buyer to be able to satisfy any liability it may have to the Sellers under the Stock Purchase Agreement pursuant to Section 10.2 thereof for losses incurred by Sellers and/or the Company for the intentional or willful material breach of the Stock Purchase Agreement by the Buyer; provided that, the liability of the Equity Investor and the Buyer, in the aggregate, shall under no circumstances exceed $4,000,000 for losses incurred by the Sellers and/or the Company in connection with the transactions contemplated by the Stock Purchase Agreement for the breach of this letter agreement and/or the Investor Subscription Agreement by the Equity Investor or an intentional or willful breach of the Stock Purchase Agreement by the Buyer. The Sellers acknowledge that their sole and exclusive remedy regarding the Equity Investor’s obligation under this letter agreement and the Investor Subscription Agreement if the Closing does not occur shall be limited as set forth in the prior sentence.

Notwithstanding anything that may be expressed or implied in this letter agreement or the Investor Subscription, no Person other than the undersigned shall have any obligation hereunder and, notwithstanding that the undersigned may be a partnership or limited liability company, no recourse hereunder shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of the undersigned or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate or assignee of the undersigned or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate or assignee of any of the foregoing, for any obligations of the undersigned under this letter agreement or the Subscription Agreement.

This letter agreement shall be treated as confidential and is being provided to the Buyer solely in connection with the Stock Purchase Agreement. This letter agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the prior written consent of the Equity Investor. Notwithstanding the foregoing, this letter agreement may be provided to the Company if the Company agrees to treat the letter agreement as confidential, except that the Buyer and the Company may disclose the existence and contents of this letter agreement to the extent required by Law, the applicable rules of any national securities exchange or in connection with any SEC filings relating to the Stock Purchase, including the Preliminary Proxy Statement and Definitive Proxy Statement and may disclose the existence and content of this letter agreement to its lenders and equity investors in connection with the Private Placement.

This letter agreement shall expire on the earlier of the (i) Closing and (ii) the termination of the Stock Purchase Agreement in accordance with its terms; provided, however, that notwithstanding any such expiration under clause (ii) in connection with the termination of the Stock Purchase Agreement, any claim for breach of this letter, the Investor Subscription Agreement or an intentional or willful material breach of the Stock Purchase Agreement by the Buyer may be brought in a court of competent jurisdiction on or before the 60th day following the termination of the Stock Purchase Agreement, in which case this letter agreement shall survive until the ultimate resolution of such claim; provided that the paragraph providing for the “Share Amount” herein shall survive the Closing in accordance with its terms.

The rights and obligations under this letter agreement may not be assigned by any party without the prior written consent of the parties to this letter agreement and the Seller’s Representative.

This letter agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws rules that would cause the laws of another State to otherwise govern this letter agreement. The parties hereby (i) submit to the personal jurisdiction of the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over an action or proceeding, in the United States District Court for the District of Delaware, and (ii) waive any claim of improper venue or any claim that those courts are an inconvenient forum.

[Signature Page Follows]

THE PARTIES HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Very truly yours,

MBF HEALTHCARE PARTNERS, L.P.

By:	MBF Healthcare Advisors I, L.P., its General Partner

By:	MBF Healthcare Advisors LLC, its General Partner

By:	/s/ Jorge L. Rico
Name: Jorge L. Rico
Title: Senior Vice President and
          Chief Operating Officer
ACKNOWLEDGED AND AGREED:
MBF HEALTHCARE ACQUISITION CORP.
/s/ Jorge L. Rico
Name: Jorge L. Rico
Title: Senior Vice President and
          Chief Operating Officer
Date:

EXHIBIT A